UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2013

___________________________________
PRETIUM PACKAGING, L.L.C.
PRETIUM FINANCE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Commission File Number	Registrant	IRS Employer Identification Number	State or other jurisdiction of incorporation
333-176592	Pretium Packaging, L.L.C.	43-1817802	Delaware
333-176592-08	Pretium Finance, Inc.	30-0668528	Delaware

15450 South Outer Forty Drive, Suite 120
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

	(314) 727-8200
(Registrant's telephone number, including area code)

	Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 21, 2013, Eric M. Schwartz was appointed to the Board of Directors and audit committee of the Company's parent, Pretium Holding, LLC ("Pretium Holding"). The Board of Directors of Pretium Holding also determined that Mr. Schwartz qualifies as an "audit committee financial expert," as that term is defined in the rules of the Securities and Exchange Commission. Mr. Schwartz is a senior associate at Castle Harlan, Inc. There are no relationships between Mr. Schwartz and the Company, Pretium Holding or any related person that would require disclosure pursuant to Item 404(a) of Regulation S-K.
(e) On November 21, 2013, Pretium Packaging, L.L.C. (the "Company") entered into an Executive Severance Agreement (each, an "Agreement", and collectively, the "Agreements") with each of George A. Abd, the Company's President and Chief Executive Officer, Robert A. Robison, the Company's Vice President and Chief Financial Officer, Daniel P. Lally, the Company's Senior Vice President of Sales and Marketing, Jeffrey J. Nelb, the Company's Vice President of Manufacturing, and Timothy J. Wehrfritz, the Company's Vice President of Administration (each such person, an "Executive"). Each of the Executives continues to be employed by the Company, and the payments contemplated by the Agreements only will be required to be made as indicated below. Each Agreement has a term of three years and will be automatically extended for successive one-year periods until the Executive provides the Company with notice of his voluntary termination of employment with the Company, unless such Agreement is sooner terminated as provided therein.
Under each Agreement, if the Executive's employment is terminated during the term of such Agreement by the Company for any reason other than for cause (as defined in the Agreements), or by the Executive for good reason (as defined in the Agreements), the Company will be required to pay the Executive the following severance benefits, less applicable withholdings and deductions: (a) in the case of Mr. Abd: (i) 24 months of his then-existing annual salary, (ii) the target bonus equal to 75% of the salary amount for 24 months, (iii) 24 months of his car allowance and (iv) such other amounts as may then be required by applicable law to be paid; (b) in the case of Messrs. Robison and Nelb: (i) 18 months of his then-existing annual salary, (ii) the target bonus equal to 50% of the salary amount for 18 months, (iii) 18 months of his car allowance and (iv) such other amounts as may then be required by applicable law to be paid; and (c) in the case of Messrs. Lally and Wehrfritz: (i) 12 months of his then-existing annual salary, (ii) the target bonus equal to 50% of the salary amount for 12 months, (iii) 12 months of his car allowance and (iv) such other amounts as may then be required by applicable law to be paid. The payment of each Executive's severance benefits is subject to such Executive's timely execution of a full and unconditional release of any and all claims against the Company and its affiliates.
Pursuant to the Agreements, each Executive agreed to certain restrictive covenants regarding non-solicitation and non-competition for the twelve month period following the date of termination. Each Executive also agreed to certain non-disparagement covenants, which non-disparagement covenants do not have a termination date.
Pursuant to the Agreements, each Executive also agreed to certain confidentiality covenants for the twenty-four month period following the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETIUM PACKAGING, L.L.C.

Date:	November 26, 2013	By:	/s/ George A. Abd
George A. Abd
President and Chief Executive Officer

PRETIUM FINANCE, INC.

Date:	November 26, 2013	By:	/s/ George A. Abd
George A. Abd
President